EXHIBIT 2.1

                            SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, made this 29th day of December, 2004, by and among NETFRAN DEVELOPMENT CORP., a Florida corporation, ("NETFRAN"), ARIEL WAY, INC., a Delaware corporation ("Ariel Way") and the shareholders of Ariel Way common stock who execute a counterpart of this agreement (referred to collectively as the "Shareholders" and individually as a "Shareholder").

WHEREAS, NETFRAN desires to acquire all of the issued and outstanding shares of common stock of Ariel Way in exchange for unissued shares of the common stock of NETFRAN (the "NETFRAN Common Stock").

WHEREAS, the Shareholders executing this Agreement desire to exchange their shares of Ariel Way common stock for the NETFRAN Common Stock on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                             EXCHANGE OF SECURITIES

1.1 Share Exchange. Subject to all of the terms and conditions of this Agreement, NETFRAN agrees to exchange 1.6762 shares of NETFRAN Common Stock in exchange for the outstanding share of Ariel Way common stock (the "Exchange Ratio") with the Shareholders as set forth in Exhibit l.l hereto (the "closing"). No fractional shares of NETFRAN common stock will be issued for Ariel Way Common Stock. In lieu thereof, each recipient of NETFRAN Common Stock who would otherwise be entitled to a fraction of a share of NETFRAN Common Stock (after aggregating all fractional shares of NETFRAN Common Stock to be received by such holder) shall be entitled to receive one whole share of NETFRAN Common Stock. NETFRAN shall assume all Ariel Way option and warrants outstanding as of the Closing Date as set forth on Schedule 2.2, by issuing, at the request of such holder, an option or warrant to purchase shares of NETFRAN Common Stock on the same terms and conditions as the option or warrant held by the holder thereof except that (a) each such option or warrant shall be exercisable for a number of shares of NETFRAN Common Stock equal to the number of shares of Ariel Way Common Stock subject to such option or warrant multiplied by the Exchange Ratio, (b) the option or warrant price per share shall be an amount equal to the quotient of the option or warrant exercise price subject to such Ariel Way options or warrant in effect immediately prior to the Closing Date divided by the Exchange Ratio, and (c) fractional shares shall be handled as set forth above.

1.2 Exemption from Registration. The parties hereto intend that the NETFRAN Common Stock to be issued by NETFRAN to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to applicable state statutes. NETFRAN makes no representation concerning compliance with the securities laws of any jurisdiction other that the United States. Ariel Way and the Shareholders shall

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be  responsible   for  compliance   with  the  securities   laws  of  all  other
jurisdictions.

1.3 Shareholders' Representative. The Shareholders hereby irrevocably designate and appoint Arne Dunhem as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing, as such term is defined in Section 9.1 hereof, to execute, deliver and receive on their behalf all notices, requests, certificates and other communications under this Agreement; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Agreement and to take such other action on their behalf in connection with the Agreement, the Closing and the transactions contemplated thereby as the Shareholders Representative deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders as set forth in Exhibit 1.1 of the Agreement or increase the extent of their obligation to indemnify NETFRAN under Sections 2.17 of this Agreement.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                        OF THE SHAREHOLDERS AND ARIEL WAY

The Shareholders and Ariel Way hereby represent and warrant to NETFRAN that:

2.1 Organization. Ariel Way is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the provinces and other jurisdictions where its business requires qualification.

2.2 Capital. The authorized capital stock of Ariel Way consists of 145,000,000 of shares of Common Stock and 5,000,000 shares of preferred stock, of which 19,860,000 shares of Common Stock and no shares of preferred stock are issued and outstanding. The Shareholders own issued and outstanding shares of Ariel Way Common Stock as set forth in Exhibit 1.1 hereto. All of the issued and outstanding shares of Ariel Way are duly and validly issued, fully paid, and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 2.2, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Ariel Way to issue or transfer from treasury any additional shares of its capital stock of any class or repurchase any such shares.

2.3 Business and Subsidiary. Ariel Way is a technology company for highly secure global communications services. Enfotec, Inc. , a Delaware corporation (hereinafter referred to as the "Subsidiary"), is a wholly-owned subsidiary of Ariel Way. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers required to carry on its business as now being conducted.
Subsidiary is duly qualified to do business in each jurisdiction which such qualification is necessary. Ariel Way and the Subsidiary operates the business described in the Business Plan delivered to NETFRAN. Except as set forth on


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Schedule 2.3,  neither Ariel Way nor the Subsidiary have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

2.4 Directors and Officers. Schedule 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of Ariel Way as of the date of this Agreement.

2.5 Financial Statements. Marked as Exhibit 2.5 hereto and delivered to NETFRAN are the audited consolidated financial statements of Ariel Way as at September 30, 2004 together with the notes thereto and income statement of Subsidiary, respectively, for the fiscal periods then ended. These financial statements have been prepared from the books and records of Ariel Way and Subsidiary, present fairly the financial position of the respective company as at the date of such balance sheets and the results of their respective operations for the fiscal year then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of the respective companies during prior fiscal periods.

2.6 Absence of Changes. Since the date of the most recent financial statements included in Exhibit 2.5, there has not been any change in the financial condition or operations of Ariel Way or Subsidiary, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7 Absence of Undisclosed Liabilities. As of the date of its most recent balance sheets included in Exhibit 2.5, Ariel Way and Subsidiary did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet or incurred in the ordinary course of business following the date of the last balance sheets included in Exhibit 2.5.

2.8 Tax Returns. Within the times and in the manner prescribed by law, Ariel Way and Subsidiary have filed all federal, state, provincial and local tax returns required by law, the failure to file which would have a materially adverse effect on the business or financial condition of Ariel Way and Subsidiary, and have paid all taxes, assessments and penalties due and payable in accordance with such returns. The provisions for taxes, if any, reflected in the balance sheets included in Exhibit 2.5 are adequate for any and all federal, state, provincial and local taxes for the periods ending on the date of the balance sheets and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Ariel Way or Subsidiary.

2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NETFRAN and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Ariel Way and Subsidiary. Ariel Way shall make available to NETFRAN and/or its attorneys all books and records of Ariel Way and Subsidiary. If the transaction contemplated hereby is not completed, all documents received by NETFRAN and/or its attorneys shall be returned to Ariel


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Way and all  information so received shall be treated as confidential by NETFRAN and shall not be disclosed to any third party or used by NETFRAN without the written consent of Ariel Way.

2.10 Compliance with Laws. Ariel Way and Subsidiary have substantially complied with, and are not in violation of, all applicable federal, state, provincial or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting their respective properties, products or the operation of their respective business except where such non-compliance would not have a materially adverse effect on their respective business or financial condition. Ariel Way and Subsidiary have all licenses and permits required to conduct their respective business as now being conducted and as contemplated in the Business Plan heretofore delivered to NETFRAN except where such non-compliance would not have a materially adverse effect on their respective business or financial condition.

2.11 Litigation. Neither Ariel Way nor Subsidiary is a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Ariel Way or Subsidiary, threatened against or affecting Ariel Way or Subsidiary or their business, assets or financial condition, except for matters which would not have a material affect on Ariel Way or Subsidiary or their respective properties. Neither Ariel Way nor Subsidiary is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Ariel Way nor Subsidiary is engaged in any lawsuits to recover any material amount of monies due to it.

2.12 Ownership of Shares. The delivery of Ariel Way Common Stock as contemplated herein will result in NETFRAN's immediate acquisition of record and beneficial ownership of 100% of Ariel Way `s capital stock, free and clear of all liens and encumbrances. Such shares were duly and validly issued, fully paid and non-assessable.

2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and Ariel Way and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Ariel Way or Subsidiary is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Ariel Way or Subsidiary, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of Ariel Way or Subsidiary.

2.14 Assets. Ariel Way and Subsidiary have good and marketable title to all of the properties and assets reflected on its latest balance sheet included in
Exhibit 2.5 (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

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2.15 Contracts and Commitments; No Default.

(a) Except as set forth in the Schedule 2.15, neither Ariel Way nor the Subsidiary is a party to, nor are any of their respective assets bound by, any written or oral:

         (i) employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, equity compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, employee benefit or retirement plan or agreement;

         (ii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Ariel Way or Subsidiary or the sale or purchase of any security;

         (iii) contract, agreement, lease (real or personal property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of Ariel Way or Subsidiary, or (C) involves an obligation of more than $5,000 over its term;

         (iv) contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this
Section 2.15;

         (v) obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution, stock purchase or otherwise) in any person or entity; or

         (vi) outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

(b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.15 (the "Ariel Way Contracts") have been provided to NETFRAN for review. Except as set forth in Schedule 2.15, all of the Ariel Way Contracts items are valid and enforceable in accordance with their terms, and are in full force and effect. Ariel Way and Subsidiary is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Ariel Way Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Ariel Way or Subsidiary, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.16 Intellectual Property Rights. Each of Ariel Way and Subsidiary owns or has the unrestricted right to use all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade


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secrets,  technology,  proprietary processes, trade dress, software and formulae
(collectively, "Intellectual Property Rights") used in, or necessary for, the operation of its Business as currently conducted or proposed to be conducted. Except as set forth in Schedule 2.16, to the Ariel Way's knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the Business of the Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except in the ordinary course of business or except as described on
Schedule 2.16, to the Company's knowledge: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of Ariel Way or the Subsidiary or, to the knowledge of Ariel Way or Subsidiary, any other party thereto. Schedule 2.16 contains a list of all patents, trademarks and domain names owned or licensed by Ariel Way and the Subsidiary.

2.17 Indemnification. The Shareholders (severally in proportion to their shares in Ariel Way as set forth in Exhibit 1.1) and Ariel Way agree to indemnify, defend and hold NETFRAN harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Ariel Way or the Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement.

2.18 Authorization. All corporate action on the part of Ariel Way, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Ariel Way and the Shareholders, the consummation by Ariel Way and the Shareholders of the other transactions contemplated hereunder, and the performance of all of the obligations of Ariel Way and the Shareholders under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Ariel Way and the Shareholders, shall constitute the valid and binding obligation of Ariel Way and the Shareholders enforceable against Ariel Way and the Shareholders in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF NETFRAN

NETFRAN represents and warrants to Ariel Way and the Shareholders that:

3.1 Organization. NETFRAN is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and to carry on business as now owned and operated, and is


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duly  qualified  to do business  in each of such states and other  jurisdictions where its business requires such qualification.

3.2 Capital. The authorized capital stock of NETFRAN consists of 50,000,000 shares of $.001 par value Common Stock of which 3,698,826 shares of Common Stock are issued and outstanding as of the date hereof. All such shares has been issued in compliance with all applicable U.S. securities laws. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.2, there are no outstanding subscriptions, options, rights (including preemptive rights and rights to demand registration under the Securities Act) warrants, convertible securities, or other agreements or commitments obligating NETFRAN to issue or to transfer from treasury any additional shares of its capital stock of any class or repurchase any such shares, except as otherwise provided herein.

3.3 Business and Subsidiaries. The business of NETFRAN is as set forth in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. Except as set forth in Schedule 3.3, NETFRAN does not have any subsidiaries or own any interest in any other enterprise.

3.4 SEC Documents. NETFRAN is an issuer required to file reports under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 2003. NETFRAN has filed with the SEC all reports (collectively, the "SEC Documents") required to be filed by reporting companies pursuant to the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NETFRAN included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of NETFRAN as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

3.5 Absence of Changes. Since the date of the last Balance Sheet filed with the SEC, there has not been any change in the financial condition or operations of NETFRAN except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and transactions referred to in this Agreement.

3.6 Absence of Undisclosed Liabilities. As of the date of this Agreement, NETFRAN does not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the last Balance Sheet filed with the SEC or incurred in the ordinary course of business following the date of the Balance


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Sheet. NETFRAN has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any liabilities of NETFRAN, except as disclosed herein.

3.7 Tax Returns. Within the times and the manner prescribed by law, NETFRAN has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present audits or disputes or extensions as to taxes of any nature payable by NETFRAN. Adequate provision has been made on the Balance Sheet for all taxes of NETFRAN as of the date thereof.

3.8 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Ariel Way and the Shareholders shall have the opportunity to meet with NETFRAN's accountants to discuss the financial condition of NETFRAN. NETFRAN shall make available to Ariel Way and the Shareholders all books and records of NETFRAN, all of which books and records are true and complete in all material respects to the best knowledge of NETFRAN.

3.9 Compliance with Laws. NETFRAN has complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of NETFRAN.

3.10 Litigation. NETFRAN is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of NETFRAN, threatened against or affecting NETFRAN or its business, assets, or financial condition.

3.11 Authority. The Board of Directors of NETFRAN has authorized the execution of this Agreement and the transactions contemplated herein, and NETFRAN has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of NETFRAN, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.12 Ability to Carry Out Obligations. The execution and delivery of this Agreement by NETFRAN and the performance by NETFRAN will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which NETFRAN is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required,
(b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of NETFRAN, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of NETFRAN.


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3.13  Validity  of NETFRAN  Shares.  The shares of  NETFRAN  Common  Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.14. Assets. NETFRAN has good and marketable title to all of the properties and assets reflected on the last Balance Sheet filed with the SEC (except for property and assets disposed of in the ordinary course of business after the date thereof or as otherwise contemplated herein), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent, and subject to the transactions referred to herein.

3.15. Indemnification. NETFRAN agrees to indemnify, defend and hold Ariel Way and the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by NETFRAN to perform any of its representations, warranties, covenants or agreements in this Agreement.

                                    ARTICLE 4

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder hereby represents and warrants to NETFRAN that:

4.1 Share Ownership. The Shareholder holds shares of Ariel Way Common Stock as set forth in Exhibit 1.1 hereto. Such shares are owned of record and beneficially by the Shareholder and such shares are not subject to any lien, encumbrance, pledge, right of first refusal, voting trust or voting agreement. The Shareholder holds authority to exchange such shares pursuant to this Agreement and the person executing this Agreement on behalf of the Shareholder is duly authorized to bind and obligate Shareholder to the terms of this Agreement.

4.2 Investment Intent. The Shareholder understands and acknowledges that the shares of NETFRAN Common Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act for nonpublic offerings and the NETFRAN Common Stock being received are "restricted securities" as such term in defined in Rule 144 under the Securities Act. The Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Shareholder as a purchaser of securities.

               (a) The shares of NETFRAN Common Stock are being acquired solely for the account of the Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the NETFRAN Common Stock.

               (b) The Shareholder agrees not to dispose of the NETFRAN Common Stock or any portion thereof unless and until counsel for NETFRAN shall have determined that the intended disposition is permissible under Rule 144 of the

Securities Act or other exemption from applicable securities laws or pursuant to a registration under the Securities Act.

               (c) The Shareholder acknowledges that NETFRAN has made all documentation pertaining to all aspects of the offer to exchange shares of NETFRAN Common Stock for Shareholder's shares of Ariel Way Common Stock available to the Shareholder and to the Shareholder's qualified representatives, if any, and has offered such person or persons an opportunity to discuss the offer with the officers of NETFRAN.

4.3 Legend. The Shareholder agrees that the certificates evidencing the NETFRAN Common Stock acquired pursuant to this Agreement will have a legend placed thereon referring to the restrictions on sale herein and such other legends as required by applicable law or agreement with Ariel Way.

                                    ARTICLE 5

                              PRE-CLOSING COVENANTS

5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of Ariel Way's and NETFRAN's and Subsidiary's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning Ariel Way's and NETFRAN's affairs, litigation and material changes as the other party may reasonably request. In the event the share exchange is not completed as contemplated herein, each party will maintain the confidentiality of any confidential information received from any other party.

5.2 Conduct of Business. Prior to the Closing, NETFRAN, Ariel Way and Subsidiary shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as provided herein, neither NETFRAN, Ariel Way nor Subsidiary shall amend its Articles of
Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business. Each party will keep the other parties informed of any litigation, material changes in business or financial condition occurring after the execution hereof until the Closing or termination of this Agreement. Notwithstanding the foregoing, the completion of the acquisitions, financings, and employment contracts as set forth in Schedule 5.2 shall not be prohibited my this Section 5.2.

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

6.1 Change of Shares. NETFRAN will not decrease its outstanding common stock to less than 20,000,000 shares by reverse stock split, combination, reclassification, reorganization or other similar event for one year following the Closing herein.

6.2 (a) Continued trading of Shares. The Shareholders shall cause NETFRAN to take all reasonable actions necessary to continue trading of its common stock on the OTC Bulletin Board, NASDAQ Stock Market or a national stock exchange.

(b) SEC Reports. The Shareholders shall cause NETFRAN to file all reports and take all actions to timely comply with the reporting requirements of the Exchange Act.

(c) Prompt Registration of Transfer. NETFRAN shall register transfer of the common stock of NETFRAN as required by the Uniform Commercial Code within three
(3) business days after receipt of proper documentation for such transfer request. Restricted securities shall be transferred without restrictive legend if supported by an opinion of counsel to the shareholder to which NETFRAN's counsel has no reasonable objection.

(d) Issue of Additional Shares. Issuance and sales of NETFRAN's securities to affiliated investors will be on the same terms as non-affiliated investors and shall be for fair value, except pursuant to employee benefit plans authorizing issuance of not more than 10% of NETFRAN's total outstanding shares.

6.3 Benefit for all  NETFRAN  Shareholders.  The  foregoing  provisions  of this
Article 6 are expressly set forth for the benefit of all shareholders of NETFRAN and may not be amended or waived. Any shareholder damaged by a violation of these provisions shall have the right to seek an injunction and/or damages for such violation.

6.4 Change of Directors. NETFRAN will distribute an Information Statement pursuant to Exchange Act Rule 14f-1 as soon as possible after execution of this Agreement and the current NETFRAN directors will appoint the nominees of Ariel Way as directors of NETFRAN and thereupon resign in accordance with such Information Statement upon closing of this Agreement.

                                    ARTICLE 7

                  CONDITIONS PRECEDENT TO NETFRAN'S PERFORMANCE

7.1 Conditions. NETFRAN's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 7. NETFRAN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NETFRAN of any other condition of or any of

NETFRAN's other rights or remedies, at law or in equity, if the Shareholders shall be in default of any of their representations, warranties, or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Shareholders in this Agreement or in any written statement that shall be delivered to NETFRAN by the Shareholders under this Agreement shall be true and accurate on and as of the date of the Closing as though made at that time.

7.3 Performance. The Shareholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing.

7.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Ariel Way or Subsidiary on or before the Closing.

7.5 Acceptance by Ariel Way Shareholders. The holders of all of the issued and outstanding shares of Ariel Way Common Stock shall have agreed to exchange their shares for shares of NETFRAN Common Stock at the initial closing.

7.6 Certificate. The Shareholders shall have delivered to NETFRAN a certificate, dated as of the Closing, certifying that each of the conditions specified in Sections 7.2 through 7.5 hereof have been fulfilled.

7.7 Stock Purchase. Ariel Way's purchase of 300,000 shares of issued and outstanding Netfran common stock has been funded.

                                    ARTICLE 8

                CONDITIONS PRECEDENT TO SHAREHOLDERS' PERFORMANCE

8.1 Conditions. The Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 8. The Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Shareholders of any other condition of or any of the Shareholders' rights or remedies, at law or in equity, if NETFRAN shall be in default of any of its representations, warranties, or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NETFRAN in this Agreement or in any written statement that shall be delivered to Shareholders by NETFRAN under this Agreement shall be true and accurate on and as of the Closing as though made at that time.

8.3 Performance. NETFRAN shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing.

8.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against NETFRAN on or before the Closing.

8.5 Officers' Certificate. NETFRAN shall have delivered to Shareholders a certificate, dated the date of the Closing and signed by the President of NETFRAN certifying that each of the conditions specified in Sections 8.2 through
8.4 have been fulfilled.

8.6 Disposal of Netfran Business. Netfran shall have made arrangements for the disposition of its franchise business and indemnification of Netfran from the liabilities of the operation of said business on terms it deems satisfactory.

                                    ARTICLE 9

                                     CLOSING

9.1 Closing. The Closing (the "Closing") of this transaction shall be held at the offices of NETFRAN, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In event the Closing herein has not been completed by January 20, 2002 any party hereto may terminate this Agreement and in such event this Agreement shall be null and void. At the
Closing:

         (a) Each Shareholder shall present the certificates representing his shares of Ariel Way Common Stock being exchanged to NETFRAN, and such certificates will be duly endorsed for transfer to Netfran.

         (b) Each Shareholder shall receive a certificate or certificates representing the number of shares of NETFRAN Common Stock for which the shares of Ariel Way Common Stock shall have been exchanged.

         (c) NETFRAN  shall  deliver an officer's  certificate,  as described in
Section 8.5 hereof, dated the date of the Closing, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of NETFRAN are true and correct as of, or have been fully performed and complied with by, the Closing.

         (d) NETFRAN shall deliver a signed consent and/or Minutes of the Directors of NETFRAN approving this Agreement and each action to be taken by NETFRAN under this Agreement.

         (e) The  Shareholders  shall  deliver a  certificate,  as  described in
Section 7.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Shareholders are true and correct as of, or have been fully performed and complied with by, the Closing Date.

         (f) Ariel Way shall deliver to NETFRAN:

                  (i) Certificates of Good Standing of Ariel Way and Subsidiary as corporations in their jurisdiction of incorporation;

                  (ii) Any consents of third parties required to consummate the share exchange; and

                  (iii) Certified copy of the charter documents and by-laws of Ariel Way and Subsidiary.

         (g) NETFRAN shall deliver to Ariel Way:

                  (i) Certificates of Good Standing of NETFRAN as a corporation in the State of Florida;

                  (ii) Any consents of third parties required to consummate the share exchange;

                  (iii) Certified copy of its charter documents and by-laws; and

                  (iv) Certified shareholders list of NETFRAN dated as of the Closing.

                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. Except as otherwise set forth herein, after the Closing, this Agreement may be amended only with the approval of 2/3 of the shareholders of NETFRAN's common stock in attendance at a meeting of the shareholders (in person or by proxy) specifically called to approve such amendment provided that the shares voted at the meeting were issued without violation of this Agreement.

10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

10.5 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

10.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To NETFRAN:                Elliot Krasnow, President
                                    Netfran Development Corp.
                                    2801 NE 208th Terrace
                                    2nd floor
                                    Aventura, FL 33180

         With copy to:              Joel Bernstein, Esq.
                                    2666 Tigertail Avenue
                                    Suite 104
                                    Miami, FL 33133

         To Ariel Way and           Arne Dunhem, President
         the Shareholders           Ariel Way, Inc.
                                    8000 Towers Crescent Drive
                                    Suite 1220
                                    Vienna, VA 22182

         With copy to:              Jay R. Schifferli, Esq.
                                    Kelly Drye & Warren
                                    8000 Towers Crescent Drive
                                    Suite 1220
                                    Vienna, VA 22182

10.7 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.8 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.9 Announcements. NETFRAN and Ariel Way will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to their employees, customers, suppliers and franchises.

10.10 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

10.11 Brokerage. Ariel Way, NETFRAN and the Shareholders each represent that no finder, broker, investment banker or other similar person has been involved in this transaction except for Michael Jordan and Joel Bernstein. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finders fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

10.12 Public Announcements. NETFRAN and Ariel Way will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

10.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

10.14 Exhibits and Schedules. As of the execution hereof, the parties hereto have provided each other with the Exhibits and Schedules provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits and Schedules shall be immediately disclosed to the other party.

10.15 Arbitration of Disputes Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel. Such arbitration shall occur in Miami-Dade County, Florida.

10.16 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Florida.

10.17 Termination. (a) This Agreement may be terminated at any time prior to the Closing Date:

         (i) by mutual written consent of NETFRAN and Ariel Way;

         (ii) by NETFRAN, if Ariel Way or the Shareholders shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been waived by NETFRAN;

         (iii) by Ariel Way, if NETFRAN shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been waived by Ariel Way; or

         (iv) by NETFRAN or Ariel Way if the Closing shall not have been consummated on or prior to January 20, 2005.

(b) If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and if no further force or effect except for the provisions of Sections 2.9 and 5.1 relating to confidentiality and Section 10.10 relating to expenses.

AGREED TO AND ACCEPTED as of the date first above written.

ARIEL WAY, INC.                                 NETFRAN DEVELOPMENT CORP.


By: s/ Arne Dunhem, President                   By: s/Elliot Krasnow, President

                                   EXHIBIT 1.1

                                                         Ariel Way Shares
Ariel Way Shareholders                                          Owned
----------------------                                   ----------------
The Dunhem Family Partnership                               7,600,000
Anand Kumar                                                 2,800,000
Magdy Battikha                                              1,100,000
David Morris                                                  400,000
Michael H. Jordan                                             300,000
Voula Kanellias                                               900,000
Aziz Bennani                                                  900,000
Steven Toro                                                   200,000
Chivas Capital, Inc.                                          480,000
Market Central, Inc.                                        2,000,000
Cornell Capital Partners, LP                                1,980,000
Drewlo, Ken                                                   114,685
Freke, Viv                                                    123,506
Janko, Uros                                                   141,150
O Riordain, Seosamh D.                                        104,922
Peulve, Jean-Rene                                             114,685
Bova, Bob                                                     101,245
Herbert Grau                                                  255,848
Paul Sterne                                                    20,959
Bova, Bob                                                       7,667
Mun, Kevin                                                     15,334
Uros Janko                                                     91,820
Bob Bova                                                       34,249
Viv Freke                                                      19,505
Ken Drewlo                                                     19,591
Jean Rene Peulve                                               12,119
Seo O'Riordain                                                 11,210
Kevin Mun                                                      11,505
----------------------------------------------------------------------
     Total                                                 19,860,000

                           SHAREHOLDER SIGNATURE PAGE

The undersigned shareholder of Ariel Way, Inc. hereby executes and becomes a party to the Share Exchange Agreement dated as of December 29, 2004 between Netfran Development Corp. and Ariel Way, Inc.

Print name of shareholder:
                          ----------------------------

-----------------------------------------------------
Signature of shareholder or authorized representative


-------------------------------------------
Name and Title of authorized representative


--------------------------------------------
Address

Shareholder's Social Security or Tax I.D. No.
                                              ---------------------